Exhibit 10.20

LEASE

by and between

EASTLAND REGENCY, L.C.,

a Utah limited liability company,

as Landlord

and

SERA PROGNOSTICS, INC.,

a Delaware corporation,

as Tenant

REGENCY OFFICE BUILDING

2749 EAST PARLEYS WAY, SUITES 200, 210, 320, 330 & 340

SALT LAKE CITY, UTAH 84109

REGENCY OFFICE BUILDING - 2749 EAST PARLEYS WAY
SALT LAKE CITY, UTAH

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ii

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LEASE AGREEMENT

(hereinafter “Lease”)

ARTICLE I. BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS

SECTION 1.01. BASIC LEASE PROVISIONS

(A)	EFFECTIVE DATE: August 1, 2017 (“Effective Date”)

(B)	LANDLORD: EASTLAND REGENCY, L.C., a Utah limited liability company (“Landlord”)

(C)	ADDRESS OF LANDLORD FOR NOTICES (Section 16.01):

Eastland Regency, L.C.
do Woodbury Corporation
Attn: Lease Administration
2733 East Parleys Way, Suite 300
Salt Lake City, Utah 84109
Ref: 1603 - Sera Prognostics - Suite 200

With a copy to:	Eastland Regency, L.C.
c/o Woodbury Corporation
Attn: Legal Department
2733 East Parleys Way, Suite 300
Salt Lake City, Utah 84109
Ref: 1603 - Sera Prognostics Suite 200

(D)	TENANT: Sera Prognostics, Inc., a Delaware corporation (“Tenant”) (Tax ID: 26-1911522)

(E)	ADDRESS OF TENANT FOR NOTICES (Section 16.01):

Sera Prognostics, Inc.
Attn: Andy Sauter
2749 East Parleys Way, Suite 200
Salt Lake City, Utah 84109

With a copy to:	Ballard Spahr LLP
One Utah Center, Suite 800
201 South Main Street
Salt Lake City, Utah 84111

(F)	PERMITTED USE (Section 7.01): General office and laboratory use, including light assembly for manufacturing of general medical devices, and research and development (“Permitted Use”), and for no other use without the prior written consent of Landlord.

(G)	TENANT’S TRADE NAME: Sera Prognostics, Inc.

(H)	BUILDING (Section 2.01): REGENCY OFFICE BUILDING situated at 2749 East Parleys Way, in the City of Salt Lake, County of Salt Lake, State of Utah (“Building”), as substantially depicted on Exhibit “A.”

(I)	LEASED PREMISES (Section 2.01): 2749 East Parleys Way, Suites 200, 210, 320, 330 & 340, Salt Lake City, Utah 84109 (“Leased Premises”), consisting of approximately 21,798 square feet of gross rentable area, as substantially depicted on Exhibit “A-1”.

(J)	DELIVERY OF POSSESSION (Section 5.02): Tenant is currently in possession of Suites 200, 320 & 330 pursuant to the Prior Leases as defined in Section 28.02(a). Suite 340 and Suite 210 shall be delivered to Tenant upon substantial completion of Landlord’s Work (as defined in Section 5.01). As used herein, the term “Delivery of Possession” (as defined in Section 5.01) shall refer to the date on which Landlord’s Work is substantially completed, and confirmed at a walk-thru attended by Landlord and Tenant (“Delivery of Possession”), as certified by a notice of Delivery of Possession.

(K)	RENTAL TERM, COMMENCEMENT AND EXPIRATION DATE (Sections 4.01 and 4.02): The term of this Lease shall retroactively commence on August 1, 2017 (“Rental Term Commencement Date”), and shall be for a period of five (5) full Lease Years (as defined in Section 4.02) and five (5) months ending December 31, 2022 (“Rental Term”), as certified by a notice of Rental Term Commencement Date.

(L)	BASE MONTHLY RENT (Section 3.01): Retroactively commencing on August 1, 2017, Tenant shall pay monthly rent in the amount of Twenty-Nine Thousand Two Hundred Nineteen and 31/100 Dollars ($29,219.31) per month (“Base Monthly Rent”). In addition, commencing on the date Landlord commences Landlord’s Work in Suite 210 with all required permits in place, Tenant shall pay to Landlord a fee of Two Thousand Four Hundred Fifty-Five and 42/100 ($2,455.42) Dollars (“210 Fee”) per calendar month, or partial month until Delivery of Possession of Suite 210. Landlord shall provide Tenant with written notice of the date on which it commences Landlord’s Work in Suite 210 with all required permits in place. The 210 Fee shall be Additional Rent under this Lease.

(M)	ESCALATIONS IN BASE MONTHLY RENT (Section 3.02):

Escalation Date	Base Monthly Rent
Commencing upon Delivery of Possession of Suite 210	$41,034.77
August 1, 2018	$42,265.82
August 1, 2019	$43,533.79
August 1, 2020	$44,839.80
August 1, 2021	$46,185.00

(N)	LANDLORD’S SHARE OF OPERATING EXPENSES (Section 3.03): Subject to Tenant’s reimbursement obligation, Landlord shall pay all Operating Expenses (as defined in Section 3.03) for the calendar year 2017 (hereinafter “Base Year”) and an amount equal to the Operating Expenses in the Base Year for each year thereafter, escalating three percent (3%) thereafter on a cumulative basis (“Landlord’s Share of Operating Expenses”).

(O)	TENANT’S PRO-RATA SHARE OF OPERATING EXPENSES (Section 3.03): Sixty and nine thousand eight hundred ninety-three percent (60.9893%) of all Operating Expenses in excess of Landlord’s Share of Operating Expenses.

(P)	RESPONSIBILITY FOR UTILITIES AND SERVICES: Subject to the provisions of Section 3.03, this Lease provides that the utilities and services shall be paid by the party shown below:

Heat:	Landlord	Building Insurance:	Landlord
Water:	Landlord	Real Property Taxes:	Landlord
Electricity:	Landlord	Common Area Maintenance:	Landlord
Telephone:	Tenant	Personal Property Taxes:	Tenant
Janitorial (Inside Leased Premises):	Tenant	Personal Property Insurance:	Tenant
Trash dumpster pickup	Landlord

None of the utilities are separately metered except that telephone and data services shall be contracted for directly by Tenant.

(Q)	EXCESS HOUR UTILITY CHARGES AND HOURS OF OPERATION (Section 12.03): Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days per week. Standard operating hours for the Building shall be 7:00 a.m. to 6:30 p.m., Monday through Friday, and 8:00 a.m. to 12:00 Noon on Saturday, excluding holidays (“Standard Operating Hours”). To the extent Tenant operates during any time in excess of Standard Operating Hours, and Tenant’s consumption of utilities increases by thirty percent (30%) or more, then Landlord reserves the right to charge Tenant an additional charge for such after hours and/or disproportionate utility usage. Such additional charges shall be determined and assessed by Landlord using its commercially reasonable judgement.

(R)	Intentionally Omitted.

(S)	SECURITY DEPOSIT (Section 26.01): A total of Seventy-Two Thousand Two Hundred and 00/100 Dollars ($72,200.00) (“Security Deposit”), Fifty-Seven Thousand Seven Hundred and 00/100 Dollars ($57,700.00) of which is currently held by Landlord pursuant to the Prior Leases (as defined in Section 28.02(a)) and shall now be retained as a portion of the Security Deposit for this Lease. Further, an additional amount of Fourteen Thousand Five Hundred and 00/100 Dollars ($14,500.00), is to be delivered to Landlord upon Tenant’s execution of this Lease, which amount shall be held by Landlord as a portion of the Security Deposit.

(T)	Intentionally Omitted.

(U)	Intentionally Omitted.

(V)	LANDLORD’S WORK: Landlord shall deliver Suite 210 and Suite 340 of the Leased Premises to Tenant in “Turn-Key” condition in accordance with the final construction set documents approved by Landlord with plans and specifications agreed to by Landlord and Tenant. In addition, prior to Delivery of Possession, Landlord shall replace the windows in Suite 210 at Landlord’s sole cost and expense. Landlord shall contribute an amount up to Four Hundred Seventy-One Thousand Two Hundred Forty-Five and 62/100 Dollars ($471,245.62) (“Landlord’s Construction Cost Cap”) towards Landlord’s construction of the Leased Premises. Tenant shall pay all costs in excess of Landlord’s Construction Cost Cap within thirty (30) days of invoice from Landlord.

(W)	TENANT’S WORK (Section 6.01): In the event Tenant wishes to remodel the Leased Premises in the future, then Tenant shall finish the Leased Premises in accordance with plans and specifications approved by Landlord. Prior to commencement of construction, Tenant shall submit an electronic copy of all plans to Landlord for review and approval as set forth in Section 6.01.

(X)	Intentionally Omitted.

(Y)	OPTION TO RENEW (Section 28.01): Provided Tenant is not, and has not been, in default beyond any applicable cure period under any of the terms and conditions contained herein, Tenant shall have one (1) additional consecutive five (5) year option to renew and extend the Rental Term (“Option”) as provided herein. The Option shall only be exercised by Tenant delivering written notice thereof to Landlord not less than one hundred eighty (180) days prior to the expiration of the Rental Term. Base Monthly Rent for the Option period shall be as follows:

Option Period	Base Monthly Rent
January 1, 2023 - December 31, 2023	$47,570.55
January 1, 2024 - December 31, 2024	$48,997.66
January 1, 2025 - December 31, 2025	$50,467.59
January 1, 2026 - December 31, 2026	$51,981.62
January 1, 2027 - December 31, 2027	$53,541.07

(Z)	RIGHT OF FIRST OFFER (Section 28.03): From the Effective Date of this Lease until the end of the Rental Term, Tenant shall have an ongoing right of first offer to lease space adjacent and contiguous to the Leased Premises on the second and third floors when such applicable space becomes available for lease as provided herein (hereinafter “First Offer Space”). For purposes hereof, the First Offer Space (or any applicable portion thereof) shall become available for lease by Tenant immediately prior to the first time after the Effective Date that Landlord intends to submit to a third party a bona fide proposal or letter of intent to lease such First Offer Space (or such applicable portion thereof). Landlord shall give Tenant written notice that the First Offer Space (or such applicable portion thereof) will or has become available for lease by Tenant and the terms (the “Offer”) upon which Landlord is willing to rent out the First Offer Space. Tenant shall have ten (10) business days to accept the Offer by delivering to Landlord written notice of its intent to do so. Failure of Tenant to timely deliver written notice shall be deemed a refusal by Tenant. Should Landlord thereafter intend to offer the First Offer Space to a third party of better terms than the Offer, then Tenant shall once again have a right of first offer and the process set forth in this Section 28.03 shall be repeated. Furthermore, if Tenant declines to exercise its right of first offer with regard to any First Offer Space, Landlord shall have a continuing obligation to provide Tenant with a new offer with regard to any other adjacent and continuous space during the Rental Term and with regard to the same First Offer Space if the terms of the Offer change or more than one calendar year passes since Tenant’s prior decline.

In the event Tenant exercises its option to lease the First Offer Space, Landlord and Tenant shall endeavor to execute within thirty (30) days thereafter an amendment to this Lease for such First Offer Space upon the terms and conditions set forth in the Offer.

(AA)	RIGHT TO TERMINATE (Section 28.04): Provided Tenant is not, and has not been, in default beyond any applicable cure period under any of the terms and provisions contained herein, Tenant shall have the one (1) time right to terminate this Lease as of December 31, 2020. To exercise such right, on or before July 1, 2020, Tenant shall provide Landlord with written notice of its intent to exercise this right to terminate. In the event Tenant exercises this right, Tenant shall reimburse Landlord in full of any unamortized portion of Landlord’s Construction Cost Cap and unamortized commission payments within ten (10) days of receiving an invoice therefore from Landlord.

[Remainder of Page Intentionally Left Blank]

SECTION 1.02. SIGNIFICANCE OF A BASIC LEASE PROVISION. The foregoing provisions of Section 1.01 summarize for convenience only certain fundamental terms of this Lease delineated more fully in the articles and sections referenced therein. In the event of a conflict between the provisions of Section 1.01 and the balance of this Lease, the latter shall control.

SECTION 1.03. ENUMERATION OF EXHIBITS. The exhibits enumerated in this Section 1.03 and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease. In the event of a conflict between the body of this Lease and the exhibits, the body of this Lease shall control.

EXHIBIT “A”	- SITE PLAN
EXHIBIT “A-1”	- LEASE PLAN
EXHIBIT “B”	- LEGAL DESCRIPTION
EXHIBIT “C”	- SIGN CRITERIA

ARTICLE II. GRANT AND LEASED PREMISES

SECTION 2.01. LEASED PREMISES. In consideration for the rent to be paid and covenants to be performed by Tenant, Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Rental Term, and upon the terms and conditions herein set forth, the Leased Premises described in Section 1.01(1), located in the Building referred to in Section 1.01(H). The legal description for the property on which the Building is located is attached hereto as Exhibit “B”. Gross rentable area measurements herein specified are from the exterior of the perimeter walls of the Building to the center of the interior walls.

The exterior walls and roof of the Leased Premises and the areas beneath the Leased Premises are not demised hereunder and the use thereof, together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires leading through the Leased Premises in locations which do not materially and adversely interfere with Tenant’s use thereof and serving other parts of the Building or buildings, are hereby reserved to Landlord. Landlord reserves (a) such access rights through the Leased Premises as may be reasonably necessary to enable access by Landlord to the balance of the Building and reserved areas and elements as set forth above; and (b) the right to install or maintain meters on the Leased Premises to monitor use of utilities. In exercising such rights, Landlord shall give Tenant forty-eight (48) hours prior notice (except in the case of an emergency) and shall use reasonable efforts so as to not commit waste upon the Leased Premises and as far as practicable shall not materially and adversely interfere with Tenant’s use of the Leased Premises and shall minimize annoyance, interference or damage to Tenant and the Leased Premises when making modifications, additions or repairs. Landlord shall not be responsible for any damages incurred by Tenant and/or to Tenant’s property occur during the required forty-eight (48) hour notice period.

Subject to the provisions of Article VIII, Tenant and its employees, contractors, customers, agents and invitees have the right to the non-exclusive use, in common with existing tenants of such unreserved automobile parking spaces, driveways, footways, and other facilities designated for common use within the Building, except that with respect to non-exclusive areas, Tenant shall cause its employees to park their cars only in areas specifically designated from time to time by Landlord for that purpose.

SECTION 2.02. EXCUSE OF LANDLORD’S PERFORMANCE. Anything in this Lease to the contrary notwithstanding, providing such cause is not due to the willful act or neglect of Landlord, Landlord shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease, if the same shall he due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, act of God or other cause beyond the control of Landlord.

SECTION 2.03. REVISION OF SITE PLAN. It is expressly agreed that the depiction of the Leased Premises, the Building and the Common Areas on Exhibit “A” and Exhibit “A-1” does not constitute a representation, covenant, or warranty of any kind by Landlord, and Landlord reserves the right to change the size, location, type and number of buildings within the project, and the location, type, design and dimensions of the Common Areas; provided, however, that no such change shall materially alter the Leased Premises or access or visibility thereto.

ARTICLE III. RENT

SECTION 3.01. BASE MONTHLY RENT. Tenant agrees to pay to Landlord Base Monthly Rent in the amounts set forth in Sections 1.01(L) and 1.01(M), and 1.01(Y), if applicable, at such place as Landlord may designate, without prior demand therefor, without offset or deduction and in advance on or before the first day of each calendar month during the Rental Term, including any Rental Term extension or renewal thereof, commencing on the Rental Term Commencement Date. In the event the Rental Term Commencement Date (or Delivery of Possession date for Suite 210) occurs on a day other than the first day of a calendar month, then Base Monthly Rent to be paid on the Rental Term Commencement Date (or Delivery of Possession, as applicable) shall include both Base Monthly Rent for the first full calendar month occurring after the Rental Term Commencement Date (or Delivery of Possession, as applicable), plus Base Monthly Rent for the initial fractional calendar month pro-rated on a per-diem basis (based upon a thirty (30) day month).

SECTION 3.02. ESCALATIONS IN BASE MONTHLY RENT. As set forth in Section 1.01(M).

SECTION 3.03. TENANT’S PRO-RATA SHARE OF OPERATING EXPENSES. Tenant shall pay to Landlord as further Additional Rent (as defined in Section 3.07) the amount by which Tenant’s pro rata share of Landlord’s expenses for utilities, interior and exterior Common Area (as defined in Section 8.01) maintenance, insurance, property taxes and assessments on land and the Building, repairs, security, and Building management fees and costs (“Operating Expense(s)”) exceed Landlord’s Share of Operating Expenses set forth in Section 1.01(N) for the previous calendar year “Tenant’s Pro-Rata Share”. For avoidance of doubt: (i) Tenant shall not incur any charges for Operating Expenses for calendar year 2017; (ii) starting in January 2018 and continuing through the Rental Term, Tenant’s Pro-Rata Share of Operating Expenses shall be calculated by multiplying Tenant’s Pro-Rata Share by the difference of Operating Expenses for the given calendar year minus Landlord’s Share of Operating Expenses.

Landlord shall bill Tenant for Tenant’s Pro-Rata Share of Operating Expenses, if any, by April 1 of each calendar year of the Rental Term, commencing with 2019. The bill shall identify the total Operating Expenses of the immediately prior calendar year, Landlord’s Share of Operating Expenses and Tenant’s Pro-Rata Share of Operating Expenses thereof. Tenant shall pay Tenant’s Pro-Rata Share of Operating expenses annually within thirty (30) days following receipt of Landlord’s invoice therefore.

Notwithstanding anything to the contrary herein, Operating Expenses shall not include the following:

(a)               costs of capital repairs, capital alterations or capital replacements (except as specifically permitted herein or as amortized in accordance with GAAP), capital improvements and equipment; except those: (i) required by laws enacted on or after the date of this Lease, with the cost of any such improvements and equipment depreciated on a straight line basis over the useful life of the improvement and/or equipment, or (ii) installed at the Building to reduce Operating Expenses and/or conserve energy, with the cost of any such improvements and equipment depreciated at an annual rate reasonably calculated to equal the amount of Operating Expenses to be saved in each calendar year throughout the Rental Term;

(b)              costs incurred in connection with the original construction or design of the Building or in connection with any major change in the Building, such as adding or deleting floors or common areas, costs for the replacement of any roofs in the Building or to the correction of inherent structural defects in the Building or to the initial malfunction of operating equipment;

(c)               costs of the design and construction of Tenant improvements to the Leased Premises or the premises of other tenants;

(d)              depreciation, interest and principal payments on mortgages and other debt costs, if any and amounts paid as ground rental or as rental for the Building by the Landlord;

(e)               marketing costs, legal fees, space planners’ fees and advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Building;

(f)               costs for which any tenant directly contracts with local providers, costs for which the Landlord is reimbursed by any tenant or occupant of the Building or by insurance by its carrier or any tenant’s carrier or by anyone else and expenses in connection with services or other benefits which are not offered to the Tenant or for which the Tenant is charged directly but which are provided to another tenant or occupant of the Building without a separate charge;

(g)              any bad debt loss, rent loss, or reserves for bad debts or rent loss; and reserves for capital or future operating expenses;

(h)              Landlord’s general corporate overhead and general and administrative expenses and other costs associated with the operation of the business of the entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership or corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Building, and costs incurred in connection with any disputes or proceedings, including but not limited to any disputes or proceedings between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;

(i)                the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses include wages and/or benefits attributable to personnel above the level of on-site Building manager or on-site Building engineer or any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

(j)                costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building (excluding, however, such costs relating to any common areas of the Building or parking facilities);

(k)               overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Building to the extent the same unreasonably exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis, which parties render services in comparable buildings;

(l)                costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m)              costs to repair or rebuild after casualty loss (excluding deductibles under insurance policies carried by Landlord, which deductibles shall be included in Operating Expenses and which deductibles shall not exceed Ten Thousand Dollars ($10,000.00) in any one Lease Year);

(n)               any costs expressly excluded from Operating Expenses elsewhere in the Lease;

(o)               rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable building;

(p)               costs arising from the negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(q)               costs incurred to comply with federal, state, county or local laws or regulations in effect as of the date of this Lease, including but not limited to laws, regulations and building codes relating to handicap access, energy efficiency or conservation, or the removal of hazardous material (as defined under applicable law, and defined as such as of the date of this Lease), which hazardous material is in existence in the Building or on the Building prior to date of this Lease or is brought into the Building or onto the Building after the date hereof by Landlord or any other tenant of the Building (excluding Tenant), and is of such a nature that a federal, state or municipal government governmental authority, if it had knowledge of the presence of such hazardous material in the state and under the conditions that it then exists in the Building or on the Building, would require the removal of such hazardous material or would require other remedial or containment action with respect thereto pursuant to laws in effect as of the date of this Lease (in the event that such costs of compliance are not paid by Landlord and are instead charged to Tenant or directly by a governmental authority, Landlord agrees that it will reimburse Tenant for such charges);

(r)                costs arising from Landlord’s charitable or political contributions;

(s)               costs relating to the Building which are in a category of expense which was not included in Operating Expenses during the first year of the Rental Term or any portion thereof; and

(t)                interest, fines, late fees, collection costs, legal fees or penalties assessed as a result of Landlord’s failure to make payments in a timely manner or to comply with applicable laws, including regarding the payment of taxes, or to comply with the terms of any lease, mortgage, deed of trust, ground lease, private restriction or other agreement.

SECTION 3.04. OPERATING EXPENSE AUDIT. Tenant shall have the right, not more frequently than once every two (2) calendar years, to audit Landlord’s general ledgers pertaining to Operating Expenses for the prior two (2) Lease Years (the “Operating Expense Audit”). Tenant shall not be permitted to utilize a so-called “contingent fee” Operating Expense auditor. Accordingly, any representative of Tenant conducting, assisting, or having any involvement with the Operating Expense Audit shall not be permitted to have a financial stake in the outcome of the Operating Expense Audit and Landlord shall be entitled to receive credible evidence of the same and Landlord may refuse to allow such Operating Expense Audit in the absence of such evidence. Additionally, any representative of Tenant conducting an Operating Expense Audit shall first sign a confidentiality agreement that provides that it shall not disclose the Operating Expense Audit, its conclusions or any information obtained in the course of conducting the Operating Expense Audit to anyone other than Tenant and Landlord.

Landlord shall retain its general ledgers regarding Operating Expenses for a period of at least two (2) years following the final billing for each calendar year during the Rental Term. At any time during such two (2) year period, upon forty-five (45) days’ advance written notice to Landlord, Tenant may conduct an Operating Expense Audit. The Operating Expense Audit shall commence on a date of which Tenant has notified Landlord not less than thirty (30) days in advance. Tenant shall in all cases share with Landlord the conclusions of the Operating Expense Audit and any Operating Expense Audit report. If the Operating Expense Audit discloses an overbilling, Landlord may, by written notice to Tenant within forty-five (45: days of Landlord’s receipt of a copy of the Operating Expense Audit, object to the conclusions or process of the Operating Expense Audit, stating its conclusions as to whether or not there was any overbilling (and if so, the amount thereof). If Tenant disputes Landlord’s conclusions, Tenant shall notify Landlord and the parties shall use good faith efforts to resolve the dispute. If Landlord agrees with the Operating Expense Audit, Landlord shall pay to Tenant the amount of the overbilling within forty-five (45) days of Landlord’s receipt of a copy of the Operating Expense Audit. If the Operating Expense Audit discloses an underbilling, Tenant shall pay to Landlord the amount of the underbilling within forty-five (45) days of Tenant’s receipt of a copy of the Operating Expense Audit or its conclusions.

SECTION 3.05. TAXES.

(a)               Landlord shall pay all real property taxes and assessments which are levied against or which apply to the Building with respect to the Leased Premises, which taxes and assessments are part of the Operating Expenses set forth in Section 3.03.

(b)              Tenant shall pay, prior to delinquency, all taxes, assessments, charges, and fees which during the Rental Term, or any Rental Term extension or renewal thereof, may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant’s use of the Leased Premises or any inventory, personal property, fixtures or equipment kept or installed, or permitted to be located therein by Tenant.

SECTION 3.06. PAYMENTS. All payments of Base Monthly Rent, Additional Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord’s principal office set forth in Section 1.01(C), or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord’s account by no later than the due date for such payment. If Tenant fails to pay any Base Monthly Rent, Additional Rent or any other amounts or charges within ten (10) days of the date when due, Tenant shall pay interest from the due date of such past due amounts to the date of payment, both before and after judgment at a rate equal to the greater of twelve percent (12%) per annum or two percent (2%) over the prime rate or base rate charged by Citibank of New York at the due date of such payment; provided however, that in any case the maximum amount or rate of interest to be charged shall not exceed the maximum non-usurious rate in accordance with applicable law. In addition, Tenant shall pay a late fee equal to four percent (4%) of such past due amount to compensate Landlord for extra administrative, collection, processing, accounting and other costs incurred through Tenant’s nonpayment.

SECTION 3.07. ADDITIONAL RENT. Tenant shall pay as “Additional Rent” (in addition to the aforementioned property taxes and Operating Expenses) any and all sums of money or charges required to be paid by Tenant under this Lease whether or not the same be designated as Additional Rent. If such amounts or charges are not paid at the time provided for in this Lease, they shall nevertheless, if not paid when due, be collectible as Additional Rent with the next installment of Base Monthly Rent thereafter falling due hereunder, hut nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any interest, late fee or other remedy of Landlord.

ARTICLE IV. RENTAL TERM, COMMENCEMENT DATE

SECTION 4.01. RENTAL TERM. The initial term of this Lease shall be for the period defined as the Rental Term in Section 1.01(K), plus the partial calendar month, if any, occurring after the Rental Term Commencement Date if the Rental Term Commencement Date occurs other than on the first day of a calendar month.

SECTION 4.02. DEFINITION OF LEASE YEAR. The “Lease Year” shall include twelve (12) full calendar months of the Rental Term; except that the first Lease Year shall include such twelve (12) full calendar months after the Rental Term Commencement Date.

SECTION 4.03. RENTAL TERM COMMENCEMENT DATE AND TERMINATION DATE. The Rental Term shall commence and continue for the term set forth in Section 1.01(K). Each of the parties hereto agrees, upon demand of the other, to execute a Rental Term Commencement Date notice expressing the commencement, termination, and Delivery of Possession dates of the Rental Term as soon as such dates have been determined.

SECTION 4.04. Intentionally Omitted.

SECTION 4.05. END OF RENTAL TERM. This Lease, and the tenancy hereby created, shall terminate at the end of the Rental Term, or any Rental Term extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that I and lord shall he entitled to the benefit of all provisions of law respecting the summary recovery of possession of the Leased Premises from Tenant holding over to the same extent as if statutory notice has been given.

ARTICLE V. CONSTRUCTION OF LEASED PREMISES

SECTION 5.01. CONSTRUCTION OF LEASED PREMISES BY LANDLORD. Landlord has constructed the Building in which the Leased Premises is located and shall deliver Suite 210 and Suite 340 of the Leased Premises and convert the freezer room in Suite 200 to a conference room, all in accordance with the final construction set documents approved by Landlord (“Landlord’s Work”). It is understood and agreed by Tenant that no minor changes from any plans or from Landlord’s outline specifications made necessary during construction of the Leased Premises or the Building shall affect or change this Lease or invalidate same. Tenant is leasing the remainder of Leased Premises in “as is” condition. In addition, prior to the Delivery of Possession, Landlord shall replace the windows in Suite 210 at Landlord’s sole cost and expense.

SECTION 5.02. DELIVERY OF POSSESSION FOR TENANT’S WORK. Except as expressly stated otherwise, Landlord covenants that actual possession of Suite 210 and Suite 340 of the Leased Premises shall be delivered to Tenant, ready for Tenant’s Work, if any, (as defined in Section 6.01) and as set forth in Section 1.01(J). The Leased Premises shall be deemed as ready for Tenant’s Work when Landlord’s Work is completed in accordance with the final construction set documents approved by Landlord and Tenant. It is agreed that by taking possession of the Leased Premises as a tenant, Tenant formally accepts that portion to which it has taken possession and acknowledges that such portion of the Leased Premises is in the condition called for hereunder, except for items specifically excepted in writing at the date of occupancy as “incomplete”. Except as expressly stated in this Section 5.02 and Section 5.01, Landlord covenants that actual possession of the remainder of the Leased Premises has been delivered to Tenant in “as is” condition.

SECTION 5.03. CHANGES AND ADDITIONS BY LANDLORD. Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the Building in which the Leased Premises is contained and to build adjoining the same and to modify the existing parking or other Common Areas to accommodate additional buildings. Landlord also reserves the right to construct other buildings or improvements on the property from time to time, on condition that if the property is expanded so as to include any additional buildings, Landlord agrees to create or maintain a parking ratio adequate to meet local laws and ordinances, including the right to add land to the property or to erect parking structures thereon.

ARTICLE VI. TENANT’S WORK

SECTION 6.01. REMODEL OF LEASED PREMISES BY TENANT. In the event tenant desires to remodel the Leased Premises, Tenant agrees, prior to the commencement of construction, at Tenant’s sole cost and expense, to provide all work of whatsoever nature in accordance with its plans and specifications, subject to Landlord’s prior written approval (“Tenant’s Work”). Empty conduit extending to the Leased Premises for telephone and data lines, from central locations in the building, shall be provided by Landlord. All terminations, crossovers, and distribution wiring from panels to the various equipment and receptacles shall be provided by Tenant at Tenant’s sole cost and expense. Tenant agrees to furnish Landlord, within the time periods designated by Landlord and prior to Delivery of Possession, with a complete and detailed set of plans and specifications drawn by a registered architect (or by some other qualified person acceptable to Landlord) setting forth and describing Tenant’s Work in such detail as Landlord may require and in compliance with the initial permit set drawings and the final construction set documents approved by Landlord. If such plans and specifications are not so furnished by Tenant within the required time periods required by Landlord, then Landlord may, at its option, in addition to other remedies Landlord may enjoy, cancel this Lease at any time thereafter while such plans and specifications have not been so furnished. Tenant shall remit one (1) electronic copy of any and all plans and specifications to Landlord at the following email address:

drawings@woodburycorp.com.

In order for such plans and specifications to be deemed received by Landlord for Landlord’s approval, the email transmittal must include the following information in the subject line: 1603 - Sera Prognostics - 2749 East Parleys Way, Suites 200, 210, 320, 330 & 340, Salt Lake City, Utah.

Additional physical copies can be sent to:

Woodbury Corporation

Attn: Architecture

2733 Parleys Way, Suite 300

Salt Lake City, Utah 84109-1662

Ref: 1603 - Sera Prognostics

With a copy to:

Woodbury Corporation

Attn: Lease Administration

2733 Parleys Way, Suite 300

Salt Lake City, Utah 84109-1662

Ref: 1603 - Sera Prognostics

No material deviation from the final set of plans and specifications, once submitted to and approved by Landlord, shall be made by Tenant without Landlord’s prior written consent. Landlord shall have the right to approve or disapprove Tenant’s architect and contractor to be used in performing Tenant’s Work, and the right to require and approve insurance or bonds to be provided by Tenant or such contractors. In due course, after completion of Tenant’s Work, Tenant shall certify to Landlord the itemized cost of Tenant improvements and fixtures located upon the Leased Premises. Any design costs incurred by Landlord, including space planning, preliminary and final design and engineering costs, as well as construction permit fees, shall be part of Tenant’s Work and shall be applied to Landlord’s construction cost cap and/or any additional allowance, if any. This includes any costs incurred due to Tenant requested changes, which shall include change orders requiring extraordinary design or engineering applications. To the extent that Landlord elects to perform certain Tenant’s Work, Tenant shall pay Landlord for such work within ten (10) days of invoice by Landlord.

SECTION 6.02. SETTLEMENT OF DISPUTES. It is understood and agreed that any disagreement or dispute which may arise between Landlord and Tenant with reference to the work to be performed by Landlord shall be resolved by Landlord’s architect, whose good faith decision shall be final and binding on both Landlord and Tenant.

SECTION 6.03. PROJECT CLOSE-OUT. Where Tenant’s Work is performed in accordance with Section 6.01, the following procedures shall apply:

(a)               Preconstruction. Prior to the commencement of construction, Tenant and Tenant’s contractor shall participate in a preconstruction meeting and provide all documentation requested by Landlord.

(b)               Field Inspection. On completion of construction, Landlord and Tenant shall conduct an inspection of the improvements to identify whether there are any incomplete items or other deficiencies. A punch list of such deficiencies shall be prepared. Tenant shall make all corrections within no more than fifteen (15) days thereafter.

(c)               Required Project Closeout Information. Tenant shall provide an electronic copy of items (i) through (iii) below to Landlord at the following email address:

leaseadmin@woodburycorp.com.

In order for such plans and specifications to be deemed received by Landlord for Landlord’s approval, the email transmittal must include the following information in the subject line: 1603 - Sera Prognostics - 2749 East Parleys Way, Suites 200, 210, 320, 330 & 340, Salt Lake City, Utah.

Additional, physical copies can be sent to:

Woodbury Corporation

Attn: Architecture

2733 Parleys Way, Suite 300

Salt Lake City, Utah 84109-1662

Ref: 1603 - Sera Prognostics

With a copy to:

Woodbury Corporation

Attn: Lease Administration

2733 Parleys Way, Suite 300

Salt Lake City, Utah 84109-1662

Ref: 1603 - Sera Prognostics

(i)       As-built drawings depicting changes to the construction documents that occurred during construction, organized according to the original construction documents.

(ii)       A list of all subcontractors and major material and equipment supplies having contracts greater than Five Thousand Dollars ($5,000.00). The list shall include the actual final contract value of the contractor’s and each subcontractors’ work. Also, include a copy of contractor’s final application for payment with a cost breakdown of the various categories of work.

(iii)       Copies of final unconditional lien waivers from Tenant’s general contractor, each subcontractor and material supplier who have provided materials, labor and/or services during the construction of Tenant’s Work, and any person who has filed a preliminary lien notice with the State’s registry. Tenant shall include a copy of the State registry of preliminary lien notices demonstrating that all rights to claim have been removed. In the event of disputes, reasonable evidence shall be required showing that any lien rights have been bonded over and that the Tenant is contesting such matters in good faith and by appropriate proceedings, or upon evidence of expiration of statute of limitation for filing mechanics liens.

ARTICLE VII. PERMITTED USE

SECTION 7.01. PERMITTED USE OF LEASED PREMISES. Tenant shall use and occupy the Leased Premises during the continuance of this Lease solely for the Permitted Use set forth in Section 1.01(F) and shall not use, permit or suffer the use of the Leased Premises for any other business or purpose without the prior written consent of Landlord. Tenant shall promptly comply with all present or future laws, ordinances, lawful orders and regulations affecting the Leased Premises and the cleanliness, safety, occupancy and use of the Leased Premises. Tenant shall not make any use of the Leased Premises which shall cause cancellation or an increase in the cost of any insurance policy covering the Leased Premises. Tenant shall not keep or use on the Leased Premises any article, item, or thing which is prohibited by the standard form of fire insurance policy. Tenant shall not commit any waste upon the Leased Premises and shall not conduct or allow any business, activity, or thing on the Leased Premises which is an annoyance or causes damage to Landlord, to other subtenants, occupants, or users of the improvements, or to occupants of the vicinity. Tenant shall comply with and abide by all laws, ordinances, and regulations of all municipal, county, state, and federal authorities which are now in force or which may hereafter become effective with respect to use and occupancy of the Leased Premises. Landlord represents that to the best of its knowledge and understanding, that upon Delivery of Possession, the Building shall comply with all currently applicable laws, ordinances and regulations of municipal, county, state and federal authorities.

SECTION 7.02. HAZARDOUS SUBSTANCES. Tenant shall not use, produce, store, release, dispose or handle in or about the Leased Premises or transfer to or from the Leased Premises (or permit any other party to do such acts) any Hazardous Substance (as defined herein) except in compliance with all applicable Environmental Laws (as defined herein). Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Leased Premises that would require the procurement of any license or permit pursuant to any Environmental Law. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Leased Premises that may be in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any governmental authority regarding the presence of any Hazardous Substance on the Leased Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance, or (iv) Tenant’s notification of the National Response Center of any release of a reportable quantity of a Hazardous Substance in or about the Leased Premises. “Environmental Law(s)” shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act. “Hazardous Substance(s)” shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic, under any Environmental Law. If it is determined that any Hazardous Substance that is not legally used in the ordinary course of Tenant’s business exists on the Leased Premises resulting from any act of Tenant or its employees, agents, contractors, licensees, subtenants or customers, then Tenant shall immediately take necessary action to cause the removal of such substance and shall remove such within ten (10) days after discovery. Notwithstanding the above, if the Hazardous Substance that is not legally used in the ordinary course of Tenant’s business is of a nature that cannot be reasonably removed within ten (10) days Tenant shall not be in default if Tenant has commenced to cause such removal and proceeds diligently thereafter to complete removal, except that in all cases, any Hazardous Substance must be removed within sixty (60) days after discovery thereof. Furthermore, notwithstanding the above, if in the good faith judgment of Landlord, the existence of such Hazardous Substance creates an emergency or is of a nature which may result in immediate physical danger to persons at the property or the Building, Landlord may enter upon the Leased Premises and remove such Hazardous Substances and charge the cost thereof to Tenant as Additional Rent.

ARTICLE VIII. OPERATION AND MAINTENANCE OF COMMON AREAS

SECTION 8.01. CONSTRUCTION AND CONTROL OF COMMON AREAS. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the Building, including if any, employee parking areas, truck ways, loading docks, mail rooms or mail pickup areas, pedestrian sidewalks and hallways, landscaped areas, retaining walls, stairways, elevators, utility rooms, restrooms and other areas and improvements provided by Landlord for the general use in common with all tenants, their officers, agents, employees and customers (“Common Area(s)”), shall at all times be subject to the exclusive control and management of Landlord, which Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Section 8.01. Landlord shall have the right to construct, maintain and operate lighting and drainage facilities on or in all such areas and improvements; to police the same, from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close temporarily all or any portion of such areas or facilities to such extent as may, in the opinion of counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to assign “reserved” parking spaces for exclusive use of certain tenants or for customer parking, to discourage non-employee and non-customer parking; and to do and perform such other acts in and to such areas and improvements as, in the exercise of good business judgment, Landlord shall determine to be advisable with a view toward maintaining of appropriate convenience uses, amenities, and for permitted uses by tenants, their officers, agents, employees and customers. Landlord shall operate and maintain the Common Areas and Common Facilities (as defined herein) referred to above in such a manner as it, in its sole discretion, shall determine from time to time to be reasonable. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation, security and maintenance of the Common Areas and Common Facilities. The Building and/or property signs, traffic control signs and other signs determined by Landlord to be in best interest of the Building shall be considered part of the Common Areas and Common Facilities.

For purposes of this Article VIII, “Common Facilities” shall mean all areas, space, equipment and special services available for the common or joint use and/or benefit of any of the occupants of the Building or their employees, agents, servants, customers and other invitees, including without limitation, parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian lanes, courts, stairs, ramps and sidewalks, comfort and first-aid stations, washrooms, restrooms, janitorial rooms, transformer vaults, electrical rooms, sprinkler riser rooms, common equipment storage rooms, information booths, canopies, utility systems, energy management systems, roof drains, sumps and gutters, walls and fences, and elevators and air-walkways, if any.

SECTION 8.02. LICENSE. All Common Areas and Common Facilities not within the Leased Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liabilities nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction, so long as such revocations or diminutions are deemed by Landlord to serve the best interests of the Building. The term of such revocable license shall be coterminous with this Lease and shall not be revoked or terminated during the Rental Term of this Lease. Notwithstanding the foregoing, Landlord acknowledges that Tenant has the right, at no additional cost, to the exclusive use of four (4) covered parking spaces. In the event that additional parking spaces in the Common Areas become available during the Rental Term, Landlord shall offer up to two (2) additional spaces to Tenant at no additional cost before offering the parking spaces to a third (3rd) party.

ARTICLE IX. ALTERATIONS, SIGNS, LOCKS & KEYS

SECTION 9.01. ALTERATIONS. Tenant shall not make or suffer to be made any alterations or additions to the Leased Premises or any part thereof in excess of Ten Thousand Dollars ($10,000.00) per Lease Year without the prior written consent of Landlord, in Landlord’s reasonable discretion. Any additions to, or alterations of the Leased Premises, except movable furniture, equipment and trade fixtures, shall become a part of the realty and belong to Landlord upon the expiration of the Rental Term, or any Rental Term extension or renewal thereof, or other termination or surrender of the Leased Premises to Landlord. Tenant shall promptly pay all contractors and materialmen so as to minimize the possibility of a lien attaching to the Leased Premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. Landlord reserves the right to enter the Leased Premises to post, and keep posted, notices of non-responsibility for any such liens.

SECTION 9.02. REMOVAL BY TENANT. In the event of any Landlord-approved remodeling by Tenant, Landlord reserves title to all removed materials, building components, plumbing and HVAC equipment, except that Tenant shall remove from the Leased Premises those items which Landlord chooses not to salvage. All new alterations, decorations, additions and improvements paid by Tenant, if any, shall be deemed to belong to Tenant although attached to the Leased Premises. However, none of such items (excluding personal property) may be removed from the Leased Premises and shall become the property of Landlord upon the expiration of the Rental Term, or any Rental Term renewal or extension thereof, or other termination or surrender of the Leased Premises to Landlord. Tenant shall not remove any of such alterations, decorations, additions and improvements, although trade fixtures installed by Tenant may be removed if all rents due herein are paid in full and Tenant is in full compliance with all other terms and conditions in this Lease. Furthermore, Tenant shall have no obligation to remove any Landlord’s Work or other alterations to the Leased Premises at the end of the Rental Term.

SECTION 9.03. SIGNS. Tenant shall not place or suffer to be placed or maintained on any exterior door, wall or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, canopy, advertising matter or other thing of any kind, and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord’s prior written approval and in Landlord’s sole and absolute discretion, provided, however, that any Tenant signage existing in or about the Building as of the date this Lease is executed is deemed approved by Landlord, and that Landlord shall permit Tenant to install signage at the entrance of Suites 210 and 340 consistent with the existing signage at the exterior of Suites 200, 320 and 330. Tenant shall maintain any such sign, awning, canopy, decoration, lettering, advertising matter or other things as may be approved in good condition and repair at all times. Landlord may, at Tenant’s cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section 9.03. Landlord has established rules and regulations governing the size, type and design of all signs, decorations, etc., which are specifically set forth in Exhibit D.

SECTION 9.04. REMOVAL OF TENANT SIGNS. At the end of the Rental Term, or any Rental Term extension or renewal thereof, or in the event Landlord or Tenant terminates this Lease, Tenant shall remove all signage on or within the Leased Premises within thirty (30) days of the expiration or earlier termination of this Lease. In the event Tenant fails to remove its signage within thirty (30) days of the expiration or earlier termination of this Lease, Tenant shall pay to Landlord a fee of Fifty Dollars ($50.00) per day for each day Tenant fails to remove its signage from the Leased Premises. Tenant shall, at Tenant’s sole cost and expense, repair any and all damage from the removal of any Tenant signage.

SECTION 9.05. COMPUTERIZED ELECTRONIC SIGNS. Subject to the approval of the city and any other governmental agency or body having jurisdiction thereover, Landlord may revise, reconstruct or replace any computerized electronic identification sign for the Building and/or Project (the “ID Sign”), if any, containing an electronic message panel that permits the pre-programmed display of trade name, product and service identification, advertising, messages and announcements (“Messages”) on a periodic and rotational basis. The ID Sign can display Messages in such time increments as Landlord shall elect from time to time in its sole discretion. The use and operation of the ID Sign shall remain under the exclusive control of Landlord, and shall further be subject to all applicable governmental ordinances, regulations and requirements, including, without limitation, any restrictions deemed appropriate by the zoning administrator for the city. Notwithstanding the foregoing, if Landlord installs an ID Sign and any Building tenants are listed thereon, Tenant shall be listed in a manner no less prominent that other tenants.

SECTION 9.06. LOCKS AND KEYS. Landlord shall have the right, but not the obligation, to install a card key system for access to the Building and covered parking area and shall issue appropriate card keys to Tenant and Tenant’s authorized employees. Landlord shall initially provide keys or key cards for entry doors to the Leased Premises. From time to time, Tenant may change locks or install other locks on doors, but if Tenant does, Tenant must provide Landlord with duplicate keys or key cards, if any, within twenty-four (24) hours after such change or installation. Tenant shall, upon termination of this Lease, deliver to Landlord all the keys and/or key cards to the Building and the Leased Premises including any interior offices, toilet rooms, combinations to built-in safes, etc. which shall have been furnished to or by Tenant or are in the possession of Tenant.

ARTICLE X. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

SECTION 10.01. LANDLORD’S OBLIGATION FOR MAINTENANCE.

(a)               Subject to the exception and limitations set forth in paragraph 10.02(d) herein below, Landlord shall maintain and repair: (1) the areas outside the Leased Premises including hallways, stairways, elevators, public restrooms, if any, general landscaping, Landlord owned parking areas, driveways and walkways; (2) the Building structure including the roof, exterior walls and foundation; and (3) all plumbing, electrical, heating, and air conditioning systems in accordance with standards for comparable office buildings in the Salt Lake metropolitan region. However, if the need for such repairs or maintenance results from any careless, wrongful or negligent act or omission of Tenant, Tenant shall pay the entire cost of any such repair or maintenance including a reasonable charge to cover Landlord’s supervisory overhead. Landlord shall not be obligated to repair any damage or defect until Landlord has actual notice of the need for such repair or maintenance or Landlord is in receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises is a part or of defects therein or in any fixtures or equipment provided by Landlord. Costs of Landlord-provided maintenance for item (2) herein shall be included as Operating Expenses.

(b)              Generator Equipment: Throughout the Rental Term, Landlord shall maintain, repair and replace an emergency generator and a fuel tank and connecting equipment at the Building (but outside of the Leased Premises) to provide emergency generation to the Building, including the Leased Premises and Tenant’s equipment located therein (collectively, the “Generator Equipment”). Within thirty (30) days following the Effective Date, Landlord shall deliver to Tenant documentation of the Generator Equipment’s load relative to the Building’s electrical load as determined by the Landlord’s engineer, and in the event that Landlord has actual knowledge of any material change in such load capacity during the Rental Term, Landlord shall notify Tenant of the same. Landlord shall be responsible, at Landlord’s sole cost and expense, for the operation, maintenance, repair and replacement of the Generator Equipment, which shall include maintenance testing once every six (6) calendar months. Within ten (10) days Landlord’s receipt, Landlord shall provide Tenant with copies of all maintenance reports and test results regarding the Generator Equipment, including without limitation, submissions to and correspondence with any governmental agency regarding such tests. In addition, throughout the Rental Term, Landlord shall maintain, repair and replace the uninterruptable power supply for the Building (“UPS System”), which shall include maintenance as recommended by the manufacturer thereof and replacement of batteries as needed or at least every four (4) years. If Landlord fails to provide such reports within the aforesaid ten (10) day period or if Tenant reasonably believes that the Generator Equipment or UPS System is not properly maintained or adequate to provide emergency generation or power supply for the Leased Premises and Landlord fails to remedy such matters within ten (10) days following notice from Tenant, then Tenant shall have the right to exercise self-help to effectuate any maintenance, repairs, or replacements that Tenant finds reasonably necessary, which shall include Tenant’s right to access the Generator Equipment and UPS System, as applicable; provided, however, that Tenant shall be responsible for any damage or loss caused by Tenant’s exercise of such self-help rights and shall indemnify Landlord in connection with any third party claims related thereto. Landlord shall reimburse Tenant for the reasonable costs incurred by Tenant in connection with such self-help exercise. Except as for Landlord’s obligation to reimburse Tenant for any costs Tenant incurs exercising its self-help rights in accordance with this Section 10.01(b), Landlord shall not be liable for any damages arising from or related to Landlord’s failure to operate, maintain, repair or replace the Generator Equipment or UPS System, including any and all damages incurred by Tenant. Landlord shall ensure that the placement and operation of the Generator Equipment and UPS System comply with all applicable laws.

SECTION 10.02. TENANT’S OBLIGATION FOR MAINTENANCE.

(a)               Tenant shall provide its own janitorial service and keep and maintain the Leased Premises, including the interior wall surfaces and windows, floors, floor coverings and ceilings, in a clean, sanitary and safe condition in accordance with applicable laws of the State and in accordance with all directions, rules and regulations of the health officer, fire marshal, insurance underwriter or rating bureau designated by Landlord, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting the Leased Premises.

(b)               Tenant shall pay, when due, all claims for labor or material furnished, for work under Sections 9.01, 9.02 and 10.02(a) hereof, to or for Tenant at or for use in the Leased Premises, and shall bond such work to prevent assertion of claims against Landlord unless Landlord waives such requirement in writing.

(c)               Tenant agrees to be responsible for all furnishings, fixtures and equipment located upon the Leased Premises from time to time and shall replace carpeting within the Leased Premises if same shall be damaged by tearing, burning, or stains resulting from spilling anything on such carpet, reasonable wear and tear excepted.

(d)              Tenant shall be responsible for the maintenance, repair and replacement of any HVAC mini split systems for server rooms and/or any other specialty HVAC equipment exclusively serving any lab or lab equipment of the Leased Premises.

SECTION 10.03. SURRENDER OF LEASED PREMISES AND RIGHTS UPON TERMINATION.

(a)               This Lease, and the tenancy hereby created, shall cease and terminate at the end of the Rental Term hereof, or any Rental Term extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession of the Leased Premises from Tenant holding over to the same extent as if statutory notice has been given.

(b)              Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Leased Premises to Landlord in the same condition as existed upon Delivery of Possession (as to Suite 210 and 340) and as of the Effective Date for the balance of the Leased Premises, or as altered as provided in Section 9.01, ordinary wear and tear excepted. At the end of the Rental Term, Tenant shall promptly remove all personal property from the Leased Premises and repair any damage caused by such removal. Subject to the terms of this Lease, upon termination of the Rental Term, Tenant shall deliver the Leased Premises to Landlord broom clean, with no obligation of Tenant to clean any ventilation systems or components within the interior walls of the Leased Premises. Obligations under this Lease relating to events occurring or circumstances existing prior to the date of termination shall survive the expiration or other termination of the Rental Term of this Lease. Liabilities accruing after the date of termination are defined in Sections 13.05, 19.01 and 19.02.

ARTICLE XI. INSURANCE AND INDEMNITY

SECTION 11.01. TENANT’S LIABILITY INSURANCE AND INDEMNITY. Tenant shall, during the entire Rental Term, and any Rental Term extension or renewal thereof, keep in full force and effect a policy of commercial general liability insurance with respect to the Leased Premises, with a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence. The policy shall name Landlord, property manager (i.e., Woodbury Corporation) and any other persons, firms or corporations designated by Landlord and Tenant as named “Additional Insured(s)”, and shall contain a clause that the insurer shall not cancel or change the insurance without first giving Landlord ten (10) days prior written notice. Such insurance shall include an endorsement permitting Landlord and property manager to recover damage suffered due to act or omission of Tenant, notwithstanding being named as an Additional Insured party in such policies. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy, and providing copies of all endorsements, shall be delivered to Landlord. If Tenant fails to provide such insurance proof of insurance within three (3) business days of request by Landlord, Landlord may do so and charge the same to Tenant.

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or from the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees unless caused by the negligence of Landlord and to the extent not covered by its casualty or liability insurance. In case Landlord shall, without fault of its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.

SECTION 11.02. FIRE AND CASUALTY INSURANCE.

(a)           Subject to the provisions of this Section 11.02, Landlord shall secure, pay for, and at all times during the Rental Term, and any Rental Term extension or renewal thereof, maintain fire and casualty extended coverage insurance providing coverage upon the Building improvements in an amount equal to the full insurable replacement value thereof (as determined by Landlord). Such insurance shall include twelve (12) months rental income coverage as well as such additional endorsements as may be required by Landlord’s lender or Landlord. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah. Tenant shall have the right, at its request at any reasonable time, to be furnished with copies of the insurance policies then in force pursuant to this Section 11.02, together with. evidence that the premiums therefor have been paid.

(b)           Tenant agrees to maintain, at its own expense, such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant’s personal property, equipment, furniture, fixtures or inventory and Landlord shall have no obligation in, respect to such insurance or losses. All property kept or stored on the Leased Premises by Tenant or with Tenant’s permission shall be so done at Tenant’s sole risk and Tenant shall indemnify Landlord against and hold it harmless from any claims arising out of loss or damage to same.

(c)           Tenant shall not permit the Leased Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums in effect just prior to the Rental Term Commencement Date of this Lease. Tenant agrees to pay as Additional Rent the total amount of any increase in the insurance premium of Landlord over that in effect prior to the Rental Term Commencement Date of this Lease resulting from Tenant’s use of the Leased Premises. If Tenant installs any electrical or other equipment which overloads the lines in the Leased Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of Landlord’s insurance.

(d)           Tenant shall be responsible for all glass breakage in and about the Leased Premises, unless caused by Landlord, its employees or agents, and agrees to immediately replace all glass broken or damaged during the Rental Term, and any Rental Term extension or renewal thereof, with glass of the same quality as that broken or damaged. Landlord may replace, at Tenant’s expense, any broken or damaged glass if not replaced by Tenant within five (5) days after such damage.

SECTION 11.03. WAIVER OF SUBROGATION. Each party hereto does hereby remise, release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from any insurable loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is required to be carried by the injured party pursuant to the terms of this Lease.

SECTION 11.04. INDEMNIFICATION.

(a)           Subject to the terms and conditions set forth in Section 11.03, Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Leased Premises or from the occupancy or use by Tenant of the Leased Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees to extent not covered by insurance required by Article XI. In case Landlord is, without fault on its part, made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Landlord in defending itself or enforcing the covenants and agreements of this Lease.

(b)           Subject to the terms and conditions set forth in Section 11.03, to the extent not covered by the insurance required to be maintained by Tenant, or that would not have been covered by insurance had Tenant maintained such insurance, Landlord agrees to indemnify and save harmless Tenant in regard to third parties for damages occurring on the Common Area proximately caused by the wrongful acts or negligence of Landlord, its contractors, agents or employees in scope of their employment, including costs of defense and reasonable attorneys’ fees incurred in such defense. In case Tenant is, without fault on its part, made a party to litigation against Landlord as a result of such acts or negligence which Tenant’s insurer is not required to defend, then Landlord shall indemnify Tenant against costs of such defense including reasonable attorneys’ fees.

ARTICLE XII. UTILITY CHARGES

SECTION 12.01. OBLIGATION OF LANDLORD. Unless otherwise agreed in writing by the parties, during the Rental Term of this Lease Landlord shall cause to be furnished to the Leased Premises at all times, but subject to Section 1.01 (Q) the following utilities and services, the cost and expense of which shall be included in Operating Expenses:

(a)           Electricity, water, gas and sewer service;

(b)           Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises);

(c)           Heat and air-conditioning to such extent and to such levels as, in Landlord’s judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency. The parties agree and understand that the above heat and air-conditioning shall be provided to the Leased Premises at all times during the Rental Term, but subject to Section 1.01 (Q);

(d)           Snow removal and parking lot sweeping services for parking areas that are Common Areas of the Building;

(e)           Elevator service;

(f)            Building systems maintenance services.

SECTION 12.02. OBLIGATIONS OF TENANT. Tenant shall arrange for and shall pay the entire cost and expense of all telephone and data installation and services, equipment and monthly use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 12.01. Tenant covenants to use good faith efforts to reasonably conserve utilities by turning off lights and equipment when not in use and taking such other reasonable actions in accordance with sound standards for energy conservation. Notwithstanding the foregoing, it is the nature of Tenant’s business that certain equipment remain in operation at all times, but Tenant shall be subject to the excess costs set forth Section 1.01 (Q). Additional limitations of Tenant are as follows:

(a)           Tenant shall not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device on the Leased Premises using current in excess of 208 volts which shall in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the Permitted Use designated in Section 1.01(F), nor connect with electrical current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water;

(b)           If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 1.01(F), Tenant shall first procure the written consent of Landlord for the use thereof, which consent Landlord may refuse and/or Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by such meters, to the extent in excess of Tenant’s Pro-Rata share of such Operating Expenses, at the rates charged for such service by the city in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed; and

(c)            If and where heat generating devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right, after thirty (30) day notice and cure period, to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

SECTION 12.03. Intentionally Omitted.

SECTION 12.04. LIMITATIONS ON LANDLORD’S LIABILITY. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of Base Monthly Rent by reason of Landlord’s failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord. Notwithstanding anything in this Section 12.04, to the contrary, if an interruption or cessation of a utility service to the Leased Premises from a cause within the reasonable control of Landlord results in the Leased Premises being unusable by Tenant for the conduct of Tenant’s business, then Base Monthly Rent shall be abated commencing on that date which is seven (7) consecutive business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Leased Premises is restored or the Leased Premises is again usable for the conduct of Tenant’s business.

ARTICLE XIII. ESTOPPEL AND OFF-SET STATEMENT, ATTORNMENT
AND SUBORDINATION

SECTION 13.01. ESTOPPEL OR OFF-SET STATEMENT. Tenant agrees, within ten (10) days after request therefor by Landlord, to execute in recordable form and deliver to Landlord a statement in writing, certifying:

(a)           that this Lease is unmodified and in full force and effect, or if there have been modifications, stating the modifications;

(b)           the Rental Term Commencement Date;

(c)            that rent is paid currently without any off-set or defense thereto;

(d)           the amount of rent, if any, paid in advance; and

(e)           that there are no uncured defaults by Landlord or stating those claimed by Tenant.

SECTION 13.02. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Leased Premises, or in the event Landlord conveys in a sale all of its rights and duties in and to this Lease and the Leased Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

SECTION 13.03. SUBORDINATION. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder; and to the interest thereon, and any Rental Term renewals, replacements and extensions thereof, provided the mortgagees or trustees named in such mortgages or deeds of trust shall agree to recognize this Lease in the event of foreclosure, if Tenant is not in default.

SECTION 13.04. MORTGAGEE SUBORDINATION. Tenant hereby agrees that this Lease shall, if at any time requested by Landlord or any lender in respect to Landlord’s financing of the Building or the property in which the Leased Premises is located or any portion hereof, be made superior to any mortgage or deed of trust that may have preceded this Lease.

ARTICLE XIV. ASSIGNMENT

SECTION 14.01. ASSIGNMENT. Tenant shall not assign this Lease or sublet the Leased Premises, or any part thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld. The consent of Landlord shall not relieve Tenant from continuing liability for all obligations under this Lease. Any Assignment (as defined herein) by operation of law or if Tenant is a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an “Assignment” within the meaning of this Section 14.01. An Assignment consummated in violation of the provisions of this Article XIV shall be null and void and of no force or effect.

SECTION 14.02. Intentionally Omitted.

SECTION 14.03. CONDITIONS OF CONSENT.

(a)            Should consent be granted, such consent shall be subject to Tenant causing the Assignee to execute an agreement directly with Landlord undertaking to be bound by all the terms, covenants and conditions contained in this Lease as though Assignee had originally executed this Lease as Tenant.

(b)           Tenant shall pay to Landlord any and all consideration received by Tenant for such Assignment to the extent such consideration exceeds the remaining book value of Tenant’s leasehold improvements paid for by Tenant, whether paid in lump sum or in rent exceeding Base Monthly Rent required under this Lease.

(c)           At no time when Tenant is in default in the performance of any covenant of this Lease or in payment of Base Monthly Rent or any other matured sums payable hereunder shall any Assignment be approved or permitted, nor shall the notice provision of Section 14.02 limit the right to declare default and pursue other remedies provided for in this Lease or under the laws of the State of Utah.

SECTION 14.04. STANDARDS OF REASONABLENESS IN WITHHOLDING CONSENT. In determining whether to grant consent, Landlord may consider any statutory or common law tests including, but not limited to, the following tests, each of which if applicable in Landlord’s sole business judgment, shall be deemed a reasonable ground for rejection:

(a)           Any Assignment disapproved by Landlord’s lender;

(b)           Any Assignment resulting in a change of Permitted Use from that specified in Section 1.01(F);

(c)           Any Assignment to an Assignee who lacks good reputation, successful business experience in Tenant’s type of business and substantial means and financial capacity adequate to conduct such a business;

(d)           Any Assignment which would breach any covenant of Landlord respecting use or exclusivity in any other lease, financing agreement or other agreement relating to the Building:

However, any Assignment to a parent corporation, or to a successor corporation acquiring substantially all the assets of Tenant, and intending to operate Tenant’s business under the same trade name, shall be deemed reasonable.

Consent by Landlord to one (1) or more Assignments shall not constitute a waiver or consent to any subsequent Assignment nor exhaust Landlord’s rights under this Article XIV; nor shall acceptance of Base Monthly Rent, Additional Rent or any other payment from Assignee be deemed a waiver or consent by Landlord or an acceptance of such Assignment. Any Assignment without such Landlord’s consent shall be void and of no force and effect and shall confer no estate or benefit on anyone, nor shall Landlord be required to terminate this Lease in order to invalidate such Assignment.

SECTION 14.05. DOCUMENTATION OF ASSIGNMENT. Whether the documentation of any such Assignment shall be prepared by Tenant or by Landlord or its attorneys, all costs and reasonable attorneys’ fees related to considering such Assignment shall be paid by Tenant, which fees payable to Landlord shall in no case be more than One Thousand Dollars ($1,000.00) per Assignment considered, payable by Tenant upon demand as Additional Rent.

SECTION 14.06. CONTINUING LIABILITY OF TENANT. Neither the consent of Landlord nor any otherwise permitted Assignment or subletting shall relieve Tenant from continuing liability under this Lease, including liability for Base Monthly Rent as provided in Section 1.01(L) and 1.01(M) and any Additional Rent for which Tenant shall remain obligated.

SECTION 14.07. VOIDABLE ASSIGNMENT. Any assignment, subletting, occupancy or use without the prior written consent of Landlord shall be voidable in Landlord’s sole and absolute discretion and shall constitute a default under this Lease. Tenant specifically understands and agrees that at any time Tenant is in default under the provisions of this Article XIV, Tenant shall have no right to assign or sublet Tenant’s interest in this Lease and Landlord shall have no obligation to give approval or disapproval under this Article XIV should Tenant attempt an assignment or subletting while in default.

ARTICLE XV. WASTE OR NUISANCE

SECTION 15.01. WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises, or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building in which the Leased Premises may be located, or elsewhere within the Building or the Common Areas.

ARTICLE XVI. NOTICES

SECTION 16.01. NOTICES. Except as provided in Section 19.01, any notice, demand, request or other instrument which may be or is required to be given under this Lease shall be personally delivered or mailed by United States certified mail, return receipt requested, postage prepaid, or via a nationally recognized overnight courier or expedited mail service, and shall be addressed (a) if to Landlord at the address set forth in Section 1.01(C), Section 6.01 and Section 6.03, or at such other address as Landlord may designate by written notice and (b) if to Tenant at the address set forth in Section 1.01(E) or at such other address as Tenant shall designate by written notice. Notice shall be effective on delivery unless delivery is refused or cannot be made, in which event notice shall be effective on mailing. In order for notices to be deemed received by Landlord, Tenant must include the details as outlined in Section 1.01(C), Section 6.01 and Section 6.03.

Notwithstanding the foregoing, any notices Landlord is required or authorized to deliver to Tenant in order to advise Tenant of alleged violations of Tenant’s covenants relating to advertising, signs, parking of automobiles, hours of operation, failure of Tenant to properly maintain or repair the Leased Premises, all as provided in, but not limited to, Articles VII, IX and X and Sections 8.01, 15.01 and 16.02, must be in writing but may be served upon Tenant by delivering a copy of such notice to Tenant as above specified and delivering a copy of such notice to one (1) of Tenant’s managing employees at the Leased Premises

ARTICLE XVII. DESTRUCTION OF THE LEASED PREMISES

SECTION 17.01. DESTRUCTION.

(a)           If the Leased Premises is partially or totally destroyed by fire or other casualty insurable under standard fire insurance policies with extended coverage endorsement so as to become partially or totally untenantable, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless Landlord elects not to repair or rebuild as provided in subsection (b) of this Section 17.01. During the period required for restoration, a just and proportionate part of Base Monthly Rent, Additional Rent and other charges payable by Tenant hereunder shall be abated until the Leased Premises is repaired or rebuilt. If Landlord does not commence to repair or rebuild for a period equaling one hundred eighty (180) days from the date of the insurance settlement, Tenant may terminate this Lease upon thirty (30) days’ prior written notice to Landlord.

(b)           If the Leased Premises is (i) rendered totally untenantable by reason of an occurrence described in subsection 17.01(a), or (ii) damaged or destroyed as a result of a risk which is not insured under Landlord’s fire insurance policies, or (iii) at least twenty percent (20%) damaged or destroyed during the last year of the Rental Term, or (iv) if the Building is damaged in whole or in part (whether or not the Leased Premises is damaged), to such an extent that Tenant cannot practically use the Leased Premises for its intended purpose, then and in any such events Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the date of such occurrence. Unless Landlord gives such notice, this Lease shall remain in full force and effect and Landlord shall repair such damage at its expense as expeditiously as possible under the circumstances.

(c)           If Landlord should elect or be obligated, pursuant to subsection 17.01(a), to repair or rebuild because of any damage or destruction, Landlord’s obligation shall be limited to the original Building and any other work or improvements which may have been originally performed or installed at Landlord’s expense. If the cost of performing Landlord’s obligation exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose. Tenant shall replace all work and improvements not originally installed or performed by Landlord at its expense.

(d)           Except as stated in this Article XVII, Landlord shall not be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

ARTICLE XVIII. CONDEMNATION

SECTION 18.01. CONDEMNATION. As used in this Section 18.01, the term “Condemnation Proceeding(s)” means any action or proceeding in which any interest in the Leased Premises or the Building is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Leased Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. If in excess of twenty-five percent (25%) of the Leased Premises is taken, either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. If less than twenty-five percent (25%) of the space is taken and Landlord determines, in Landlord’s sole discretion, that a reasonable amount of reconstruction thereof shall not result in the Leased Premises or the Building becoming a practical improvement reasonably suitable for use for the purpose for which it is designed, then Landlord may elect to terminate this Lease by giving thirty (30) days written notice as provided hereinabove. If Landlord does not commence to repair or rebuild for a period equaling one hundred eighty (180) days from the date of the insurance settlement, Tenant may terminate this Lease upon thirty (30) days’ prior written notice to Landlord. In all other cases, or if neither party exercises its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced in proportion to the ratio of: (i) the area contained in the Leased Premises which is capable of occupancy after the taking; to (ii) the total area contained in the Leased Premises which was capable of occupancy prior to the taking. In the event of any termination or rental reduction provided for in this Section 18.01, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord, except that Tenant shall be entitled to any awards intended to compensate Tenant for expenses of locating and moving Tenant’s operations to a new space.

ARTICLE XIX. DEFAULT OF TENANT

SECTION 19.01. DEFAULT - RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any Base Monthly Rent, Additional Rent and other charges due hereunder within ten (10) days after the same shall be due, or any failure by Tenant to perform any other of the terms, conditions or covenants required of Tenant by this Lease within thirty (30) days after written notice of such default shall have been mailed to Tenant by registered mail to Tenant’s address as listed in Section 1.01(E) or to such address as Tenant has specified in writing, or if Tenant shall permit this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and the Rental Term ended and shall have the immediate right of re-entry and may remove all persons and property from the Leased Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Tenant hereby waives all compensation for the forfeiture of the Rental Term or its loss of possession of the Leased Premises in the event of the forfeiture of this Lease as provided for above. Any notice that Landlord may desire or is required to give Tenant with reference to the foregoing provision may, in lieu of mailing, at the option of Landlord, be conspicuously posted for ten (10) consecutive days at the main entrance to or in front of the Leased Premises, and such notice shall constitute a good, sufficient, and lawful notice for the purpose of declaring a forfeiture of this Lease and for terminating all of the rights of Tenant hereunder.

SECTION 19.02. DEFAULT - RIGHT TO RE-LET. Should Landlord elect to re-enter, as provided herein, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to re-let the Leased Premises and may re-let the Leased Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the Rental Term of this Lease) and at such rent or rental income and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each re-letting, all rental income received by Landlord from such re-letting shall be applied, first, to the payment of any indebtedness other than rents due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys’ fees and costs of such alterations and repairs; third, to the payment of rents due and unpaid hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rental income received from such re-letting during any month is less than those payable during that month by Tenant hereunder, Tenant shall pay any such deficiency immediately to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys’ fees, and including the worth at the time of such termination of the excess, if any, of the amount of rents and other charges equivalent to rents reserved in this Lease for the remainder of the stated Rental Term over the then reasonable rental value of the Leased Premises for the remainder of the Rental Term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rents which would be payable by Tenant hereunder, subsequent to default, Base Monthly Rent for each year of the unexpired Rental Term shall be equal to the average Base Monthly Rent and Additional Rent payable by Tenant from the Rental Term Commencement Date to the time of default, or during the preceding three (3) full calendar years, whichever is the greater amount. Notwithstanding anything to the contrary in this Lease, Landlord’s remedies as set forth in the Lease shall be subject to the legal doctrines of mitigation and offset. In exercising its remedies following an event of default by Tenant, Landlord shall use commercially reasonable efforts to mitigate its damages and shall use reasonable efforts to re-let the Leased Premises on favorable market terms

SECTION 19.03. LEGAL EXPENSES. In case of default by either party in the performance and obligations under this Lease, the non-prevailing party shall pay all costs incurred in enforcing this Lease, or any right arising out of the breach thereof, whether by suit or otherwise, including reasonable attorneys’ fees.

ARTICLE XX. BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP

SECTION 20.01. ACT OF INSOLVENCY, GUARDIANSHIP, ETC. The following shall constitute a default of this Lease by Tenant for which Landlord, at Landlord’s option, may immediately terminate this Lease.

(a)           The appointment of a receiver to take possession of all or substantially all of the assets of Tenant;

(b)           A general assignment by Tenant of its assets for the benefit of creditors;

(c)           Any action taken or suffered by or against Tenant under any federal or state insolvency or bankruptcy act; and

(d)           The appointment of a guardian, conservator, trustee, or other similar officer to take charge of all or any substantial part of Tenant’s property.

Neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee, guardian, receiver or assignee for the benefit of creditors or otherwise by operation of law.

SECTION 20.02. BANKRUPTCY. If Landlord shall not be permitted to terminate this Lease as hereinabove provided because of the provisions of the United States Code relating to Bankruptcy (“Bankruptcy Code”), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than fifteen (15) days upon request by Landlord to the “Bankruptcy Court”, to assume or reject this Lease and Tenant on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Lease by Landlord with such Bankruptcy Court. In such event, Tenant or any trustee for Tenant may only assume this Lease if (a) it cures or provides adequate assurance that the trustees shall promptly cure any default hereunder, (b) compensates or provides adequate assurance that Tenant shall promptly compensate Landlord for any actual pecuniary loss to Landlord resulting from Tenant’s defaults, and (c) provides adequate assurance of performance during the fully stated Rental Term hereof of all the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance (1) of the source of rent reserved hereunder, (2) that the assumption of this Lease shall not breach any provision hereunder, and (3) that business operated shall comply with the Permitted Use covenants set forth in Sections 1.01(F) and 7.01. In the event of a filing of a petition under the Bankruptcy Code, Landlord shall have no obligation to provide Tenant with any services or utilities as herein required, unless Tenant shall have paid and be current in all payments of Operating Expenses, utilities or other charges therefor. Tenant shall pay all of Landlord’s costs incurred as a result of Tenant’s insolvency and/or bankruptcy proceedings including, but not limited to, reasonable attorneys’ fees incurred as a result of Landlord’s participation in and/or monitoring of Tenant’s insolvency proceeding.

ARTICLE XXI. LANDLORD ACCESS

SECTION 21.01. LANDLORD ACCESS. Except in the case of emergency and subject to the foregoing, Landlord or Landlord’s agent shall have the right to enter the Leased Premises upon forty-eight (48) hours prior notice at all reasonable times to examine the same, or to show the Leased Premises to prospective purchasers or lessees of the Building, or to make all reasonable repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, to the extent such is necessary to the structure or utility functions of the Building and does not materially adversely affect the Leased Premises, and Landlord shall be allowed to take all material into and upon the Leased Premises that may be required therefor without the same constituting an eviction of tenant in whole or in part, and the rents reserved shall not abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise. Landlord shall have no liability to Tenant for any damages suffered by Tenant and/or to Tenant’s property occur during the required forty-eight (48) hour notice period. During the ninety (90) days prior to the expiration of the Rental Term, or any Rental Term extension or renewal thereof, Landlord may exhibit the Leased Premises to prospective tenants and place upon the Leased Premises the usual notices “To Let” or “For Rent” which notices Tenant shall permit to remain thereon without molestation. Notwithstanding anything to the contrary herein, in the event that at any time during the Rental Term, Tenant notifies Landlord that any portion of the Leased Premises has been designated for restricted entry, then Landlord agrees to abide by the restricted entry requirements as Tenant may provide. Notwithstanding the foregoing or anything to the contrary in this Lease, neither Landlord nor any of its agents, lenders or purchasers (actual or prospective) shall at any time during the Rental Term (i) enter any of the laboratory portions of the Leased Premises unless accompanied by a representative of Tenant and in compliance with any reasonable gowning or other protocols required by Tenant to protect the sterile environment, or (ii) cause any laboratory equipment to be powered down without Tenant’s consent; provided, however, that the foregoing requirements shall not apply in an emergency or in the event that Tenant fails to make a representative available to accompany Landlord or its agents, lenders or purchasers (actual or prospective) upon at least forty-eight (48) hours’ notice.

ARTICLE XXII. TENANT’S PROPERTY AND LANDLORD’S LIEN

SECTION 22.01. TAXES ON LEASEHOLD. Tenant shall be responsible for and shall pay before delinquency all municipal, county and state taxes assessed during the Rental Term of this Lease against any leasehold interest, improvements, trade fixtures or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant, and taxes, levies or fees assessed on the basis of Tenant’s occupancy thereof, including, but not limited to, taxes measured by Base Monthly Rent and Additional Rent due from Tenant hereunder. Landlord shall have no liability to Tenant for any damages suffered by Tenant and/or to Tenant’s property occurring during the required forty-eight (48) hour notice period.

SECTION 22.02. Intentionally Omitted.

SECTION 22.03. Intentionally Omitted.

SECTION 22.04. LANDLORD’S LIEN. Tenant is advised that Utah Code Section 38-3-1 and following grants Landlord (Lessor) a lien in regard to unpaid rent.

SECTION 22.05. LANDLORD’S SUBORDINATION. Provided that Tenant is not in default hereunder, Landlord agrees to subordinate its lien on Tenant’s personal property to that of any bona-fide third party lender providing financing which directly benefits Tenant’s operations in the Leased Premises. However, Landlord shall refuse and shall otherwise not be required to subordinate its lien or priority as to Tenant’s equipment or trade fixtures, and Landlord shall be entitled to refuse subordination if loans are not directly related to the Leased Premises.

ARTICLE XXIII. HOLDING OVER

SECTION 23.01. HOLDING OVER. Any holding over after the expiration of the Rental Term, or any Rental Term extension thereof, without landlord’s approval, shall be construed to be a tenancy-at-will and all provisions of this Lease shall be and remain in effect except that Base Monthly Rent shall be double the amount of Base Monthly Rent (including any adjustments as provided herein) payable for the last full calendar month of the Rental Term, including any Rental Term extension or renewal thereof, or tenancy on a month-to-month basis.

SECTION 23.02. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of such parties; and if there shall be more than one (1) tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing.

ARTICLE XXIV. RULES AND REGULATIONS

SECTION 24.01. RULES AND REGULATIONS. Tenant agrees to comply with and observe all rules and regulations as established by Landlord and which are now, or which may be hereafter, prescribed by Landlord from time to time, provided, in Landlord’s commercially reasonable discretion, and posted in or about the Leased Premises or otherwise brought to the notice of Tenant, both with regard to the Building as a whole and to the Leased Premises, including Common Areas and Common Facilities. Tenant’s failure to keep and observe such rules and regulations shall constitute a breach of the terms of this Lease in the manner as if such rules and regulations were contained herein as covenants.

ARTICLE XXV. QUIET ENJOYMENT

SECTION 25.01. QUIET ENJOYMENT. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Rental Term, or any Rental Term extension or renewal thereof, without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease and actions resulting from future eminent domain proceedings and casualty losses.

ARTICLE XXVI. SECURITY DEPOSIT

SECTION 26.01. SECURITY DEPOSIT. Landlord herewith acknowledges receipt of the Security Deposit in the amount set forth in Section 1.01(S), which is to be retained as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for Tenant’s failure to perform such covenants, conditions and agreements; Landlord may so apply the Security Deposit, at its option; and Landlord’s right to the possession of the Leased Premises for non-payment of rents or for other reasons shall not in any event be affected by reason of the fact that Landlord holds the Security Deposit. Such sum, if not applied toward the payment of rents in arrears or toward the payment of damages suffered by Landlord by reason of Tenant’s breach of the covenants, conditions and agreements of this Lease, is to be returned to Tenant within thirty (30) days following termination of the Rental Term without interest when this Lease is terminated or expired, according to these terms, and in no event is the Security Deposit to be returned until Tenant has vacated the Leased Premises and delivered possession to Landlord.

In the event that Landlord repossesses the Leased Premises because of Tenant’s default or because of Tenant’s failure to carry out the covenants, conditions and agreements of this Lease, Landlord may apply the Security Deposit toward damages as may be suffered or shall accrue thereafter by reason of Tenant’s default or breach. In the event of bankruptcy or other debtor-creditor proceedings against Tenant as set forth in Article XX, the Security Deposit shall be deemed to be applied first to the payment of Base Monthly Rent, Additional Rent and other charges due to Landlord for the earliest possible periods prior to the filing of such proceedings. Landlord shall not be obliged to keep the Security Deposit as a separate fund, but may mix the same with its own funds.

SECTION 26.02. TRANSFER OF LANDLORD’S INTEREST IN THE SECURITY DEPOSIT. Landlord may deliver the Security Deposit to the purchaser or assignee of Landlord’s interest in the Leased Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. Landlord shall provide Tenant with written notice of any such transfer. This Section 26.02 shall also apply to any subsequent transfers of Landlord’s interest in the Leased Premises.

ARTICLE XXVII. MISCELLANEOUS

SECTION 27.01. WAIVER. One (1) or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent or approval to or of any subsequent or similar act by Tenant. The subsequent acceptance of rents hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rents so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rents. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

SECTION 27.02. ENTIRE LEASE AGREEMENT. This Lease, the Prior Leases (as defined in Section 28.02) and the exhibits and riders, if any attached hereto or thereto and forming a part hereof or thereof, set forth all the covenants, promises, agreements, conditions, and understandings between Landlord and Tenant concerning the Leased Premises, and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written, between them other than are herein set forth. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

SECTION 27.03. INTERPRETATION, USE OF PRONOUNS. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

The laws of the state where the Building is situated shall govern the validity, performance and enforcement of this Lease. Although the printed provisions of this Lease were drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach an equitable result.

The parties agree that any deletion of language from this Lease prior to mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or to raise any presumption or implication, including without limitation, any implication that the parties intended thereby to state the converse or opposite of the deleted language. It is the intention of the parties hereto that, if any provision of this Lease is capable of two (2) constructions, one (1) of which would render the provision void and one (1) of which would render the provision valid, then the provision shall have the meaning which renders it valid.

SECTION 27.04. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 27.04 shall not operate to excuse Tenant from prompt payment of Base Monthly Rent, Additional Rent or any other payments required by the terms of this Lease.

SECTION 27.05. LOSS AND DAMAGE. Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying all or any part of the Leased Premises adjacent to or connected with the Leased Premises or any part of the Building of which the Leased Premises is a part, or for any loss or damage resulting to Tenant or its property from bursting, stoppage or leaking of water, gas sewer or steam pipes or for any damage or loss of property within the Leased Premises from any cause whatsoever.

SECTION 27.06. CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

SECTION 27.07. BROKER’S COMMISSION. Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this Lease, except as listed below, and each of the parties agrees to indemnify the other against, and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of reasonable attorneys’ fees in connection therewith) except as follows: Landlord has commission obligation to Woodbury Corporation. This provision in no way creates any third-party beneficiary rights in any party, nor does it create any liability on the part of Tenant to pay any or all of the commission due Tenant’s broker or Landlord’s broker.

SECTION 27.08. RECORDING. Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or so-called “short form” of this Lease for the purposes of recordation. Such memorandum nr short form of this Lease shall describe the parties, the Leased Premises, the Rental Term, and any Rental Term extension or renewal thereof, any special provisions, and shall incorporate this Lease by reference.

SECTION 27.09. CONSENT NOT UNREASONABLY WITHHELD. Landlord agrees that whenever under this Lease a provision is made for Tenant to secure the written consent of Landlord, such written consent shall not be unreasonably withheld, except as provided in Article XIV.

SECTION 27.10. Intentionally Omitted.

SECTION 27.11. TIME OF ESSENCE. Time is of the essence in the performance of all covenants and conditions in this Lease for which time is a factor.

SECTION 27.12. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state wherein the Leased Premises is located.

SECTION 27.13. NO OPTION. The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises. This Lease becomes effective as a lease only upon full execution and delivery thereof by Landlord and Tenant.

SECTION 27.14. ANTI-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, assigning, use, occupancy, tenure or enjoyment of the Leased Premises, nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, or subtenants in the Leased Premises.

SECTION 27.15. SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 27.16. SURVIVAL OF OBLIGATIONS. The provisions of this Lease, with respect to any obligation of Tenant to pay any sum owing in order to perform any act after the expiration or early termination of this Lease, shall survive the expiration or early termination of this Lease.

SECTION 27.17. WARRANTY OF AUTHORITY. The person(s) executing this Lease on behalf of Tenant hereby covenant(s) and warrant(s) as of the Effective Date that (a) Tenant is a duly constituted entity, qualified to do business in the state where the Leased Premises is located, and (b) Tenant has paid all applicable franchise fees and taxes, and (c) Tenant shall file when due all future forms, reports, fees, and other documents necessary to comply with applicable laws. If Tenant is a corporation, Tenant shall furnish Landlord with such evidence as Landlord reasonably requires to evidence the binding effect on Tenant of the execution of this Lease. The person(s) executing this Lease on behalf of Landlord hereby covenant(s) and warrant(s) as of the Effective Date that (a) Landlord is a duly constituted entity, qualified to do business in the state where the Leased Premises is located, and (b) Landlord has paid all applicable franchise fees and taxes, and (c) Landlord shall file when due all future forms, reports, fees, and other documents necessary to comply with applicable laws.

SECTION 27.18. TENANT’S LIABILITY. In the event there is more than one (1) Tenant hereunder, the liability of each shall be joint and several.

SECTION 27.19. LANDLORD’S LIABILITY. Landlord’s liability hereunder shall be limited solely to Landlord’s interest in the Building.

SECTION 27.20. COUNTERCLAIM AND JURY TRIAL. In the event that Landlord commences any summary proceedings or action for non-payment of Base Monthly Rent, Additional Rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or relating to this Lease, or any of its provisions. Notwithstanding the foregoing, this provision shall not prohibit Tenant from bringing any claim it may have against Landlord in a separate and distinct proceeding.

SECTION 27.21. TRANSFER OF LANDLORD’S INTEREST IN THE LEASED PREMISES. In the event of any transfer or transfers of Landlord’s interest in the Leased Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, provided the transferee assumes such obligations and liabilities.

SECTION 27.22. TENANT SELECTION BY LANDLORD. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord, in the exercise of its sole business judgment, shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or number of tenants shall, during the Rental Term of this Lease, occupy any space in the Building.

SECTION 27.23. DISCLOSURE OF PARTIES. Landlord is a limited liability company, one (1) or more Managers of which is a licensed real estate broker or agent.

SECTION 27.24. Intentionally Omitted.

SECTION 27.25. EXECUTIVE ORDER CERTIFICATION. For purposes of compliance with Executive Order 13224 and related regulations, Landlord and Tenant each represent and warrant that:

(i)             it is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction (“SDN”) pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“OFAC”);

(ii)            it is not engaged in this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and

(iii)           it is not in violation of Presidential Executive order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or an regulations promulgated pursuant thereto.

Landlord agrees to defend, indemnify, and hold harmless Tenant from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification. Should Landlord, during the Rental Term of this Lease, be designated an SDN, Tenant may, at its sole option, terminate this Lease.

Tenant agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the Rental Term of this Lease, be designated an SDN, Landlord may, at its sole option, terminate this Lease.

ARTICLE XXVIII. ADDITIONAL PROVISIONS

SECTION 28.01. OPTION TO RENEW. Provided Tenant is not, and has not been, in default beyond any applicable cure period under any of the terms and conditions contained herein, Tenant shall have one (1) additional consecutive five (5) year option to renew and extend the Rental Term (“Option’) as provided herein. The Option shall only be exercised by Tenant delivering written notice thereof to Landlord not less than one hundred eighty (180) days prior to the expiration of the Rental Term. Base Monthly Rent for the Option period shall be as follows:

Option Period	Base Monthly Rent
January 1, 2023 - December 31, 2023	$47,570.55
January 1, 2024 - December 31, 2024	$48,997.66
January 1, 2025 - December 31, 2025	$50,467.59
January 1, 2026 - December 31, 2026	$51,981.62
January 1, 2027 - December 31, 2027	$53,541.07

SECTION 28.02. PRIOR LEASES.

(a)           Landlord and Tenant previously entered into a lease for Suite 330 dated August 31, 2015; a lease for Suite 320 dated October 31, 2013; and, a lease for Suite 200 dated March 5, 2012 (collectively the “Prior Leases”).

(b)           From and after the Effective Date of this Lease, the Prior Leases are hereby fully amended and superseded by this Lease notwithstanding anything to the contrary in this Lease or the Prior Leases, Landlord and Tenant acknowledge and agree as follows:

(i)	The parties hereby acknowledge and agree that there are no known outstanding obligations under the Prior Leases with regard to Tenant’s obligation to pay Base Monthly Rent or Additional Rent under the Prior Leases.
(ii)	All improvements to the premises that are the subject of the Prior Leases are the property of Tenant throughout the Rental Term of this Lease.
(iii)	The full amount of the security deposits held by Landlord under the Prior Leases is Fifty-Seven Thousand Seven Hundred Dollars ($57,700.00), which amount is hereby credited to the Security Deposit required under this Lease.
(iv)	Tenant has no obligation under this Lease or the Prior Leases to contribute to any Operating Expenses incurred in calendar year 2017.
(v)	The Prior Leases are in effect until effectively terminated and replaced by this Lease and such Prior Leases shall be of no further force or effect and the parties shall have no further obligations thereunder.

SECTION 28.03. FIRST RIGHT OF OFFER TO LEASE CONTIGUOUS SPACE. From the Effective Date of this Lease until the end of the Rental Term, Tenant shall have an ongoing right of first offer to lease space adjacent and contiguous to the Leased Premises on the second and third floors when such applicable space becomes available for lease as provided herein (hereinafter “First Offer Space”). For purposes hereof, the First Offer Space (or any applicable portion thereof) shall become available for lease by Tenant immediately prior to the first time after the Effective Date that Landlord intends to submit to a third party a bona fide proposal or letter of intent to lease such First Offer Space (or such applicable portion thereof. Landlord shall give Tenant written notice that the First Offer Space (or such applicable portion thereof) will or has become available for lease by Tenant and the terms (the “Offer”) upon which Landlord is willing to rent out the First Offer Space. Tenant shall have ten (10) business days to accept the Offer by delivering to Landlord written notice of its intent to do so. Failure of Tenant to timely deliver written notice shall be deemed a refusal by Tenant. Should Landlord thereafter intend to offer the First Offer Space to a third party of better terms than the Offer, then Tenant shall once again have a right of first offer and the process set forth in this Section 28.03 shall be repeated. Furthermore, if Tenant declines to exercise its right of first offer with regard to any First Offer Space, Landlord shall have a continuing obligation to provide Tenant with a new offer with regard to any other adjacent and continuous space during the Rental Term and with regard to the same First Offer Space if the terms of the Offer change or more than one calendar year passes since Tenant’s prior decline.

In the event Tenant exercises its option to lease the First Offer Space, Landlord and Tenant shall endeavor to execute within thirty (30) days thereafter an amendment to this Lease for such First Offer Space upon the terms and conditions set forth in the Offer.

SECTION 28.04. RIGHT TO TERMINATE. Provided Tenant is not, and has not been, in default beyond any applicable cure period under any of the terms and provisions contained herein, Tenant shall have the one (1) time right to terminate this Lease as of December 31, 2020. To exercise such right, on or before July 1, 2020, Tenant shall provide Landlord with written notice of its intent to exercise this right to terminate. In the event Tenant exercises this right, Tenant shall reimburse Landlord in full of any unamortized portion of Landlord’s Construction Cost Cap and unamortized commission payments within ten (10) days of receiving an invoice therefore from Landlord.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

SIGNATURES:

LANDLORD

EASTLAND REGENCY, L.C., a Utah limited liability company

By:	WOODBURY CORPORATION, a Utah corporation, Its Manager

By:	/s/ O. Randall Woodbury, President
O. Randall Woodbury, President

By:	/s/ W. Richards Woodbury, Chairman
W. Richards Woodbury, Chairman

TENANT

SERA PROGNOSTICS, Inc., a Delaware corporation

By:	/s/ Andrew Sauter, CFO
Andrew Sauter, CFO

EXHIBIT A

SITE PLAN

FOOTHILL BLVD.
EAST PARLEY'S WAY
OFFICE BUILDING
EASTLAND REGENCY 2725 EAST

OVERALL SITE PLAN
N.T.S.

WOODBURY CORPORATION

EASTLAND REGENCY 2735
OVERALL SITE PLAN
SALT LAKE CITY, UTAH

DATE
5/11/17
DRAWN BY
JOHN

SITE

EXHIBIT “A-1”

LEASE PLAN

DISCLAIMER: This is a representation of a multi faceted Development Project Site involving multiple parties, and is subject to change without notice.

Any equipment or furniture displayed is for demonstrative / layout purposes and is not a reflection of Landlord's Work.

1
2
3
4
5
6
7
8
9
10
11
A
B
D
E
E'
F
G
Suite 210
Suite 200

LEASED PREMISES

REGENCY SECOND FLOOR PLAN

1/8" = 1'-0"

WOODBURY CORPORATION

SECOND FLOOR PLAN
REGENCY OFFICE BUILDING

LP

EXHIBIT “B”

LEGAL DESCRIPTION

The property which is the subject of this tweed of Trust is situated in the County of Salt Lake, State of Utah, and is legally described as lot 2, EASTLAND REGENCY SUBDIVISION, according to the official plat thereof on tile and of record in the office of the Salt Lake County Recorder.

Parcel 2:

Non-Exclusive Easement rights to Parcel 1. under the following:

Restrictions and Declaration of Easements:

Declarant:	Woodbury-Morris Co., a limited partnership
Dated:	December 23, 1968
Recorded:	December 27, 1968
Entry	No.: 2271792
Book/Page:	2718/270

First Amendment to Restrictions and Declaration of Easements.

Recorded:	May 13, 1997
Entry	No.: 6643123
Book/Page:	7665/1682

Over and across the following described Parcel:

Beginning at a point South 0’ 01 West 2000.0 feet along the Section line and East 193.084 feet from Northwest corner of Section 21 Township 1 South, Range 1 Fast, Salt Lake Base and Meridian and running thence Last 20.0 feet; thence North 0°01 East 40.0 feet; thence last 52.8.816 feet; thence North 60 35’ 40” Fast 40.0 feet; thence South 29° 24’ 20” Last 60.0 feet; thence South 60° 35’ 40” West 13.303 feet said point being North 29’’ 24’ 20” West 735.8 feet and South 60’ 35’ 40” West 277.97 feet from et Salt Lake City monument; thence South 257.46 feet; thence East 45.0 feet, thence South 599.137 feet: thence North 59’ 51’ 20” West 140.057 feel; thence North 67’ 29° 30” West 242.38 feet; thence South 38” 58’ West 14.6 feet to the Northerly line of Parley’s Way; thence North 51’ 02’ West 205.185 feet (said being North 38” 59’ Fast 50.0 tees from the Salt Lake City monument at the intersection of Parley’s Way and Wilshire Drive); thence North 31’ West 170.865 feet; thence North 467.624; feet to the point of beginning.

Parcel 3:

Easement:

Grantor:	Eastland Regency Co., a Utah general partnership
Dated:	January 25, 1999
Recorded:	January 26, 1999
Entry	No.: 7234315
Book/Page:	82390/0138

Over and across the following described parcel:

1 of 1, EASTLAND REGENCY SUBDIVISION, according to the official plat thereof on file and of record in the office of the Salt Lake County Recorder.

The following is shown for information purposes only: 16-23-301-004

This lease is subject to and together with certain easements, rights of way, and restrictions as more particularly set forth in that certain agreement designated as RESTRICTIONS AND DECLARATION OF EASEMENTS, dated December 23, 1968 and recorded on December 27, 1968 in Book 2718 at pages 270 - 277 inclusive as entry #2271792 which agreement is incorporated in this Lease by reference.

Subject to utility and other existing easements.

EXHIBIT “C”

SIGN CRITERIA

A.	FREESTANDING PYLONS

None provided.

B.	EXTERIOR SIGNAGE

1.	Tenants occupying a gross leasable of over 6,000 sq. ft. may install in a location approved by Landlord signage on the exterior of the Building. All such signage shall be of the same type, letter style, construction, and design as described herein.

2.	Prior to proceeding with the fabrication and installation of any exterior signage, Tenant shall submit to Landlord a sign fabrication drawing showing the dimensions, construction details, method of attachment, location of lighting, and other pertinent information. All sign fabrication drawings must be approved by Landlord in writing.

2.	The wording of Tenant’s exterior signage shall be as set forth in Section 1.01(G) of this Lease. Use of corporate logos, shields, or crests shall be permitted.

3.	The location of Tenant’s sign shall be where shown on elevation page attached hereto. Multiple signs may only be provided where specifically indicated thereon.

4.	All signs shall be individual letter type signs constructed from sheet metal with 4” deep painted returns matching the color used in the exterior aluminum framing system (Duranar - Commerce Brown). No exposed fasteners shall be permitted. Signs may be illuminated or non-illuminated at Tenant’s option.

a.	If sign is illuminated, face shall be constructed of black/white plastic. This plastic appears black at daytime, but when illuminated appears white. Illumination is by way of white neon concealed within each letter. Backs shall be solid sheet metal or metal-ply construction. Letter shall be set off from the face of the wall by 1”.

b.	If sign is non-illuminated, construction shall be the same as for illuminated signs except that no neon shall be installed.

5.	Maximum letter size shall be 18” high.

6.	Letter style shall be selected by Landlord. Where Tenant’s logo or trade mark utilizes a different letter style, such style may be used only when specifically approved by Landlord.

C.	DIRECTORY SIGNAGE

1.	A directory of uniform design and style shall be located at the main entry identifying each suite and business therein.

2.	Landlord shall initially design and install all directories and identifications in accordance with established criteria for the overall project. Each business shall be identified with a uniformly sized letter and letter style.

3.	Any subsequent changes necessary from time-to-time shall be made by Landlord at Tenant’s expense. Such changes shall be of the same type and quality as initially installed.

4.	An exterior monument type directory of a design and style selected by Landlord shall be installed on the exterior of the building near the front entry. Sign and lettering thereon shall be of sufficient size to be read by a person in a car traveling in the drive directly in front of building. Such directory shall identify the name of each business only. Cost of lettering associated therewith shall be paid by Tenant.

D.	UNIT IDENTIFICATION SIGNAGE

1.	Each unit shall be identified by signage of a uniform style and character for the project as determined by Landlord’s architect.

2.	All such signage shall be located on a wall directly adjacent to the main customer entry or on the door of the Leased Premises as determined by Landlord’s architect. Signs shall identify the suite number and business therein.

3.	All signs shall be provided and installed by Landlord with Tenant paying the cost of the lettering.

4.	Sign lettering shall utilize vinyl cut-outs applied to a fiberglass or plexi-glass background. Standard size shall be approximately 7” high by 15’ wide. Additional sign area is permitted with Tenant paying the entire cost of the sign. Listing of sub-departments, individual professionals, or other associated entities is permitted subject to Landlord’s architect’s approval of the arrangement of names, letter heights, etc.

5.	Any changes required after initial installation shall be made by Landlord at Tenant’s expense.

E.	PARKING STALL IDENTIFICATION

1.	Reserved parking spaces may be designated. Reserved parking spaces shall be identified by painting “Reserved,” “Business Name Only,” or such other mutually approved designation.

2.	Other parking spaces may be designated for visitor or customer use only in a similar manner.

3.	Tenant shall not permit its employees to park in spaces that are reserved or designated for specific tenants, visitors, or customers.